Exhibit 10.38

FIRST AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
VILLAGE LAKE APARTMENTS LIMITED PARTNERSHIP

This FIRST AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP OF VILLAGE LAKE APARTMENTS (this "Amendment") is made and entered into as of the 13 day of May, 1992.

WHEREAS, the undersigned (the "General Partner") and one or more other parties (collectively, the "Limited Partners"), as of May 17, 1991, formed a limited partnership known as Village Lake Apartments Limited Partnership (the "Partnership"), pursuant to the laws of the State of Maryland, and caused their Certificate of Limited Partnership of Village Lake Apartments Limited Partnership (the "Certificate") to be filed among the partnership records of the Maryland State Department of Assessments and Taxation on May 28, 1991; and

WHEREAS, the General Partner and Limited Partners desire to amend the Certificate as set forth herein.

NOW, THEREFORE, in consideration of the foregoing which is incorporated herein by reference as if fully restated, and for and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and Limited Partners have agreed as follows:

1. Article V of the Certificate is hereby amended to read as follows:

The term of the Partnership shall commence on the date of the filing of this Certificate and shall continue until December 31, 2040 unless sooner terminated upon the occurrence of one or more of the following events:

(a) The death, dissolution, retirement, insanity or bankruptcy of the General Partner and the failure of the Limited Partner within ninety (90) days after such event to elect in writing to continue the business of the Partnership, and if there is no General Partner, to designate one or more persons to be a substitute General Partner or General Partners.

(b) Consent to such termination by the General Partner and the Limited Partner.

(c) The sale or taking in condemnation or by eminent domain of all or substantial1y all of the Project.

(d) Any event which, as a matter of law, would result in the dissolution and termination of the Partnership.

(e) December 31, 2040.

2. Article VII of the Certificate is hereby amended by adding the following at the end thereof;

Notwithstanding any other provision in this Certificate, so long as the Property is encumbered by a mortgage insured by FHA, the Partnership shall not, without the prior written consent of HUD (i) change the term of the partnership, (ii) be voluntarily dissolved, or (iii) amend the Certificate of Limited Partnership. HUD's written consent sha11 not be unreasonably withheld and shall be deemed granted if HUD has not transmitted its written denial within twenty (20) days after receipt of a written request for consent. In the event that any provision of this Certificate conflicts with any provision(s) of the Regulatory Agreement, the Regulatory Agreement provision(s) shall control.

IN WITNESS WHEREOF, the undersigned has duly made, sworn to, signed, executed and acknowledged this Amendment as of the date first set forth above.
WITNESS By: /s/ D. Dennis O'Connor Print: D. Dennis O'Connor	GENERAL PARTNER: INTERSTATE BUSINESS CORPORATION, a Delaware corporation By: /s/ J. Michael Wilson Print: J. Michael Wilson Title: Vice President